UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 24, 2008

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street

Watertown, Massachusetts 02472

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (617) 648-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.              Entry into a Material Definitive Agreement.

On October 24, 2008, Acusphere, Inc. (the “Company”) announced the signing of a definitive agreement with Cephalon, Inc. (“Cephalon”) to provide $20 million in upfront financing by purchasing a $15 million senior secured convertible note and by paying a $5 million upfront fee for an exclusive worldwide license to AI-525, a preclinical-stage injectable formulation of celecoxib using Acusphere’s proprietary Hydrophobic Drug Delivery System (HDDS™) technology.  The transaction is expected to close, pending closing conditions, on or about November 3, 2008.

The senior secured convertible note will be issued pursuant to a Note Purchase Agreement between the Company and Cephalon (the “Note Purchase Agreement”), which provides for customary representations and warranties and covenants regarding the conduct of the Company’s business for so long as the senior secured convertible note remains outstanding or Cephalon holds at least 25% or more of the Company’s outstanding voting securities (the “Restricted Period”).  The Company has also granted Cephalon preemptive rights during the Restricted Period.  In addition, from and after the conversion of the senior secured convertible note and for so long as Cephalon holds at least 25% or more of the Company’s outstanding voting securities, Cephalon will have the right to designate that number of directors to the Company’s board of directors that is proportional to its equity interest, provided that any future transaction between the Company and Cephalon must be approved by a committee of directors consisting entirely of directors that are independent of Cephalon.

The terms of the senior secured convertible note, including its convertibility prior to the first anniversary of the closing, at Cephalon’s option, into (i) equity securities, (ii) the right to enter into an exclusive license to all intellectual property rights of the Company relating to Imagify™ (Perflubutane Polymer Microspheres) for Injectable Suspension, or (iii) the satisfaction of Cephalon’s obligation to pay the Company the $15 million milestone payment for regulatory approval pursuant to the celecoxib license agreement, are described in Item 2.03 below and the disclosure contained in Item 2.03 is incorporated herein by reference.

In connection with the Cephalon Transaction, the Company has agreed to license all intellectual property of the Company relating to celecoxib, a development stage drug candidate based on the Company’s Hydrophobic Drug Delivery System™, in exchange for an upfront cash payment of $5 million, a milestone payment of $15 million upon the Company’s receipt from the FDA of final approval of the first New Drug Application or NDA prepared by the Company with respect to celecoxib for any indication, and certain royalty payments based on future sales by Cephalon of celecoxib.  The term of this license agreement extends until the expiration of the last of the patent rights licensed under the agreement.

All of the agreements and transactions between the Company and Cephalon described in this Current Report on Form 8-K shall be referred to collectively as the “Cephalon Transaction,” and all such agreements shall be referred to collectively as the “Cephalon Transaction Agreements.”

The above summary of the Cephalon Transaction does not purport to be complete and is qualified in its entirety by reference to the Cephalon Transaction Agreements, copies of which have been filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K, respectively, and are incorporated into this Item 1.01 by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Cephalon Transaction, the Company will issue to Cephalon a senior secured convertible note in the principal amount of $15 million (the “Note”).  The Note includes an annual interest rate of 8.0% and is payable annually over three years in cash or shares of the Company’s common stock at the Company’s election. The Note is secured by certain assets of the Company, including all of the Company’s intellectual property, pursuant to the terms of a Pledge and Security Agreement with Cephalon.  The Note is subject to acceleration and an increased interest rate upon the happening of customary events of default, including the failure to make timely payments of principal and interest.

The Note is convertible at Cephalon’s option any time prior to the first anniversary of the closing date into one of the following: (i) the greater of (A) the number of shares of the Company’s common stock equal to $15 million divided by 90% of the average closing price of the Company’s common stock during the ten day trading period prior to the signing of the Note Purchase Agreement and (B) the number of shares of the Company’s common stock equal to 51% of the Company’s outstanding common stock on a fully-diluted basis on the date of conversion of the Note, (ii) the right to enter into an exclusive license to all intellectual property rights of Acusphere relating to Imagify™ (Perflubutane Polymer Microspheres) for Injectable Suspension (the “Imagify License”) to use, distribute and sell Imagify for all current and future indications including coronary heart disease, in a worldwide territory, excluding those European countries for which Nycomed Danmark ApS has rights pursuant to that certain Collaboration, License and Supply Agreement dated as of July 6, 2004, as amended, or (iii) the satisfaction of Cephalon’s obligation to pay the Company the $15 million milestone payment for approval of celecoxib by the US Food and Drug Administration (“FDA”) for any indication pursuant to the celecoxib license agreement described above.  In connection with the possible conversion of the Note into shares of the Company’s common stock, the Company has also entered into a registration rights agreement with Cephalon pursuant to which the Company has agreed to register for resale shares of the Company’s common stock held by Cephalon.

If Cephalon elects to convert the Note into the right to enter into the Imagify License, the Company is entitled to a $40 million regulatory milestone payment upon final FDA approval of the first NDA for Imagify for the detection of coronary artery disease and certain royalty payments based on future sales by Cephalon of Imagify. The term of the Imagify License would extend until the expiration of the last of the patent rights licensed under such agreement.  A copy of the form of the Imagify License can be found as Exhibit F to Exhibit 10.1 to this Current Report on Form 8-K.

The above summary of the Cephalon Transaction does not purport to be complete and is qualified in its entirety by reference to the Cephalon Transaction Agreements, copies of which have been filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K, respectively, and are incorporated into this Item 2.03 by reference.

Item 3.02.              Unregistered Sales of Equity Securities.

The disclosure contained in Items 1.01 and 2.03 is incorporated herein by reference.

Item 5.01.              Changes in Control of Registrant.

The disclosure contained in Items 1.01 and 2.03 is incorporated herein by reference.

Item 5.03               Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with Cephalon Transaction, and pursuant to the stockholder approval received at the Company’s annual meeting of stockholders on June 5, 2008, the Company intends to file an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware increasing the authorized number of shares of its common stock from 98.5 million to 250 million shares.  The filing of the amendment was approved by the Finance Committee of the Company’s Board of Directors on October 22, 2008 and will become effective prior to closing the Cephalon Transaction.

Item 7.01         Regulation FD Disclosure.

On October 24, 2008, the Company issued a press release announcing that it had entered into the Cephalon Transaction and received an exception from the NASDAQ stockholder approval rules pursuant to the financial viability exception set forth in NASDAQ Marketplace Rule 4350(i). A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

This Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01         Other Events.

In connection with the Cephalon Transaction, the Company requested and received from the NASDAQ Listing Qualifications Department an exception from the NASDAQ stockholder approval rules pursuant to the “financial viability exception” set forth in NASDAQ Marketplace Rule 4350.  Absent this exception, NASDAQ marketplace rules would have required shareholder approval prior to issuance of the senior secured convertible note.  In order to obtain this exception, the Company was required to demonstrate to NASDAQ that the delay associated with the effort to secure stockholder approval would have seriously jeopardized the Company’s financial viability.  As also required by NASDAQ, on October 15, 2008, the Audit Committee of the Company’s Board of Directors expressly approved the Company’s reliance on this exception. A notice to shareholders regarding the Company’s reliance on the financial viability exception was mailed on October 24, 2008 in accordance with NASDAQ marketplace rules.  Under these rules, the Cephalon Transaction can be consummated no earlier than ten days after this date.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit
10.1*#	Note Purchase Agreement by and between Acusphere, Inc. and Cephalon, Inc. dated as of October 24, 2008
10.2*	Form of Senior Convertible Note of Acusphere, Inc. issued to Cephalon, Inc.
10.3*	Form of Pledge and Security Agreement by and between Acusphere, Inc. and Cephalon, Inc.
10.4*	Form of Registration Rights Agreement by and between Acusphere, Inc. and Cephalon, Inc.
10.5*#	Form of License Agreement by and between Acusphere, Inc. and Cephalon, Inc.
99.1	Press Release dated October 24, 2008

*      Filed herewith

#      Confidential treatment has been requested for certain portions of this document. Such provisions have been filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: October 27, 2008	By:	/s/ Lawrence A. Gyenes
	Name:	Lawrence A. Gyenes
	Title:	Senior Vice President, Chief Financial
Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1*#	Note Purchase Agreement by and between Acusphere, Inc. and Cephalon, Inc. dated as of October 24, 2008
10.2*	Form of Senior Convertible Note of Acusphere, Inc. issued to Cephalon, Inc.
10.3*	Form of Pledge and Security Agreement by and between Acusphere, Inc. and Cephalon, Inc.
10.4*	Form of Registration Rights Agreement by and between Acusphere, Inc. and Cephalon, Inc.
10.5*#	Form of License Agreement by and between Acusphere, Inc. and Cephalon, Inc.
99.1	Press Release dated October 24, 2008

*      Filed herewith

#      Confidential treatment has been requested for certain portions of this document. Such provisions have been filed separately with the Commission.